EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

Equifax Inc. Announces Additional $400 Million

Share Repurchase Authorization

ATLANTA, GA, September 11, 2014 — Equifax Inc. (NYSE: EFX) announced today that its board of directors approved an additional $400 million share repurchase authorization. This authorization is in addition to the previous authorization, which had $141.7 million remaining as of June 30, 2014. Equifax may utilize various methods to effect the repurchases, which could include open market or negotiated transactions, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend on several factors, including market and business conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

“Equifax continues to drive increasing shareholder value through strong business execution against its key strategic priorities combined with investment in new products and business opportunities which generate attractive, long-term, sustainable growth. In addition to maintaining a strong balance sheet and paying a dividend, we expect to continue to repurchase shares from time to time using our excess cash,” said Richard F. Smith, Equifax Chairman and CEO. “The Board’s decision to expand the authorization level for share repurchases underscores the confidence they have in the future of Equifax.”

Over the past ten years through June 30, 2014, the company has returned $2.4 billion to shareholders through a combination of dividends and share repurchases, or 85 percent of reported net income.

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Contact Information

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

Jeff Dodge

Investor Relations

(404) 885-8300

jeff.dodge@equifax.com

Demitra Wilson

Media Relations

(404) 885-8907

demitra.wilson@equifax.com

About Equifax, Inc.

Equifax is a global leader in consumer, commercial and workforce information solutions that provide businesses of all sizes and consumers with insight and information they can trust. Equifax organizes and assimilates data on more than 600 million consumers and 81 million businesses worldwide.  The company’s significant investments in differentiated data, its expertise in advanced analytics to explore and develop new multi-source data solutions, and its leading-edge proprietary technology enable it to create and deliver unparalleled customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 19 countries and is a member of Standard & Poor's (S&P) 500® Index.  Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. In 2013, Equifax was named a Bloomberg BusinessWeek Top 50 company, was #3 in Fortune's Most Admired list in its category, and was named to InfoWeek 500 as well as the FinTech 100. For more information, please visit www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While we believe these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include adverse or uncertain economic conditions and changes in credit and financial markets; risks relating to illegal third party efforts to access data or other cybersecurity or physical security breaches; changes in, and the effects of, laws and regulations and government policies governing our business, including our examination and supervision in the U.S. by the Consumer Financial Protection Bureau (the “CFPB”) and in the United Kingdom by the Financial Conduct Authority; federal or state responses to identity theft concerns; potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the CFPB, State Attorneys General or other governmental agencies; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on our investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; impacts from our repurchases of shares of Equifax common stock under our share repurchase authorizations, including the timing and amounts of any common stock repurchases; and the decisions of taxing authorities, all of which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, including without limitation under the captions “Item 1. Business — Governmental Regulation” and “— Forward-Looking Statements” and “Item 1A, Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.